Exhibit 24.1

POWER OF ATTORNEY

The undersigned, a director and/or officer of Cooper-Standard Holdings Inc., a Delaware corporation, hereby constitute and appoint Timothy W. Hefferon and Timothy T. Griffith, and each of them singly, the true and lawful attorney-in-fact of the undersigned to sign and execute on behalf and in the name of the undersigned in the capacity or capacities set forth below the Annual Report on Form 10-K of Cooper-Standard Holdings Inc. for the year ended December 31, 2007, and any and all amendments thereto, to be filed with the Securities and Exchange Commission; such Form 10-K and each such amendment to be in such form and to contain such terms and provisions as said attorney shall deem necessary or desirable.

IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of the 27th day of March, 2008.

/s/ James S. McElya	/s/ Allen J. Campbell
James S. McElya	Allen J. Campbell
Chief Executive Officer	Vice President and Chief Financial Officer
(Principal Executive Officer) and Director	(Principal Financial Officer)

/s/ Gerald J. Cardinale	/s/ Helen T. Yantz
Gerald J. Cardinale	Helen T. Yantz
Director	Vice President and Controller
(Principal Accounting Officer)

/s/ Gary L. Convis	/s/ Jack Daly
Gary L. Convis	Jack Daly
Director	Director

/s/ Michael F. Finley	/s/ S.A. Johnson
Michael F. Finley	S.A. Johnson
Director	Director

/s/ Leo F. Mullin	/s/ James A. Stern
Leo F. Mullin	James A. Stern
Director	Director

/s/ Kenneth L. Way
Kenneth L. Way
Director